UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

ROYAL ENERGY RESOURCES, INC.

(Name of Registrant As Specified In Its Charter)

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[ ]	Fee paid previously with preliminary materials.

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SCHEDULE 14C INFORMATION STATEMENT

(Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

ROYAL ENERGY RESOURCES, INC.

56 Broad Street, #2

Charleston, SC 29401

WE ARE NOT ASKING FOR A PROXY AND

YOU ARE REQUESTED NO TO SEND US A PROXY.

Notice of Written Consent of Shareholders in Lieu of

Special Meeting of Shareholders

This Information Statement is being furnished by Royal Energy Resources, Inc., a Delaware Corporation (the “Company”), to the holders of record (the “Stockholders”) of the outstanding common stock, $0.00001 par value per share (the “Common Stock”) of as of the close of business on November 30, 2016 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated November 30, 2016 (the “Written Consent”) of stockholders of the Company owning common and preferred shares that represent a majority of the outstanding votes of the capital stock of the Company as of the Record Date (the “Consenting Stockholders”).

The Written Consent authorized an amendment to our Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 500,000,000 shares to 25,000,000 shares and to decrease the number of authorized shares of Preferred Stock from 10,000,000 shares to 5,000,000 shares (the “Decrease Amendment”).

The Written Consent constitutes the consent of a majority of the votes at any meeting of stockholders, and is sufficient under the Delaware Corporation Law and the Company’s Certificate of Incorporation to approve the Decrease Amendment. Accordingly, the Decrease Amendment are not presently being submitted to the Company’s other Stockholders for a vote. The action by Written Consent will become effective on the date of filing of the Certificate of Amendment that the Company will file with the Delaware Secretary of State to effect the Decrease Amendment (the “Effective Date”).

This is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Royal Energy Resources, Inc.

By Order of the Board of Directors,

/s/ William L. Tuorto

William L. Tuorto, Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about December ___, 2016, to Stockholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Consenting Stockholders.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. This practice known as “householding” is intended to reduce the Company’s printing and postage costs. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate Chief Executive Officer at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE CONSENTING STOCKHOLDERS

Under the Delaware General Corporation Law, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Decrease Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, we had 17,212,278 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share, and 51,000 shares of Series A Preferred Stock issued and outstanding with the holder thereof entitled to cast votes equal to 54% of all votes eligible to be cast at a meeting of shareholders, which equaled 20,205,718 votes.

On November 30, 2016, our board of directors (the “Board of Directors”) unanimously adopted resolutions approving the Decrease Amendment and recommended that the Stockholders approve the Decrease Amendment. In connection with the adoption of this resolution, the Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner. Pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”), the Consenting Stockholders voted in favor of the Decrease Amendment in a written consent dated November 30, 2016. The Consenting Stockholders are the record or beneficial owner of 8,458,857 shares of Common Stock and all 51,000 shares of Series A Preferred Stock, which represented 76.6% of the total votes entitled to be case at any meeting of Stockholders. No consideration was paid for the consents. The Consenting Stockholders names, affiliations with the Company and beneficial holdings are as follows:

Name of Beneficial Owner	Common Stock	Series A Preferred Stock	Total Votes	Percent of Total Votes

William L. Tuorto	821,924	51,000	21,027,642	56.2%
Brian Hughs	445,525	-	445,525	1.2%
Ronald Phillips	2,848	-	2,848	0%
E. Starts Money Co.	7,188,560	-	7,188,560	19.2%
Total	8,458,857	51,000	28,664,575	76.6%

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Decrease Amendment. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20-day period mandated by Rule 14c-2 and the provisions of the Delaware General Corporation Law, file the Decrease Amendment with the Delaware Secretary of State’s Office. The Decrease Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, par value $0.00001 per share, and 10,000,000 shares of Preferred Stock, of which there were 17,212,278 shares of Common Stock and 51,000 shares of Series A Preferred Stock outstanding as of the Record Date.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our Preferred Stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of Common Stock are subject to any rights that may be fixed for holders of Preferred Stock, when and if any Preferred Stock is authorized and issued. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred stock

Our Board, without further stockholder approval, may issue Preferred Stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board may authorize the issuance of Preferred Stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of Preferred Stock are outstanding.

The Board has authorized one series of Preferred Stock, which is known as the “Series A Preferred Stock.” The Board has authorized the issuance of 100,000 shares of Series A Preferred Stock. The Series A Preferred Stock has the following rights and preferences:

Dividends: The Series A Preferred Stock is entitled to receive dividends equal to the dividends per share paid on the Common Stock.

Liquidation Preference: The Series A Preferred Stock is entitled to receive, prior to any distribution to any junior class of securities, an amount equal to the original issue price of the Series A Preferred Stock as a liquidation preference.

Voting Rights: The Series A Preferred Stock has voting rights entitling it to 54% of the total votes on any matter on which stockholders are entitled to vote. In addition, the Company cannot authorize or issue any class of capital stock or bonds, debentures, notes or other securities or other obligations ranking senior to or on a parity with the Series A Preferred Stock without the approval of the Series A Preferred Stock voting as a separate class.

Conversion Rights: Each share of Series A Preferred Stock is convertible into one (1) share of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 30, 2016, with respect to the beneficial ownership of our capital stock by (i) all of our directors, (ii) each of our executive officers named in the Summary Compensation Table, (iii) all of our directors and named executive officers as a group, and (iv) all persons known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities.

	Common Stock		Series A Preferred Stock		Total Votes
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Aggregate No. of Votes (1)	% of Total Votes (1)

William L. Tuorto (2)(5)	8,010,484	46.5%	51,000	100.0%	28,216,202	75.4%

William King and Paulette King Trust 10925 US Highway 60 Canadian, TX 79014	1,399,726	8.1%	-	0.0%	1,399,726	3.7%

DWCF, Ltd. 3988 FM 2933 McKinney, TX 75071	1,191,440	6.9%	-	0.0%	1,191,440	3.2%

Brian Hughs (3)(5)	445,525	2.6%	-	0.0%	445,525	1.2%

Douglas C. Holsted (4)(5)	48,397	0.3%	-	0.0%	48,397	0.1%

Ronald Phillips (5)	2,848	0%	-	0.0%	2,848	0%

All Officers and Directors as a Group	8,507,254	49.5%	51,000	100.0%	28,712,972	76.7%

(1)	Based upon 17,212,278 shares of common stock issued and outstanding as of November 30, 2016, each of which is entitled to one vote per share, and 51,000 shares of Series A Preferred Stock issued and outstanding as of November 30, 2016, which are entitled to 54% of the votes on any matter upon which shareholders are entitled to vote. Total votes are 37,417,996.

(2)	Mr. Tuorto’s ownership of common stock consists of 821,924 shares owned outright, 7,188,560 shares owned by E-Starts Money Co., a corporation owned by Mr. Tuorto, and 51,000 shares which he has the right to acquire upon the conversion of shares of Series A Preferred Stock owned by him.

(3)	Mr. Hughs’ ownership consists of 445,525 shares of common stock owned outright.

(4)	Mr. Holsted’s ownership consists of 48,397 shares of common stock owned by Wastech, Inc., which he has the shared power to vote and dispose of by virtue of being an officer and director of Wastech, Inc.

(5)	The address for Messrs. Tuorto, Holsted, Hughs and Phillips is 56 Broad Street, Suite 2, Charleston, SC 29401.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

Summary of Decrease Amendment

On November 30, 2016, our Board of Directors approved, subject to receiving the approval of the holders of a majority of the Company’s outstanding capital stock, an amendment to our Certificate of Incorporation, which amends our current Certificate of Incorporation to decrease our authorized shares of Common Stock from 500,000,000 shares to 25,000,000 shares and our authorized shares of Preferred Stock from 10,000,000 shares to 5,000,000 shares (the “Decrease Amendment”). The Consenting Stockholders approved the Decrease Amendment pursuant to a Written Consent dated as of November 30, 2016.

Purpose of Deceasing the Company’s Authorized Shares of Common Stock and Preferred Stock

The Company recently discovered that the State of Delaware’s formula for determining the amount of franchise taxes that are due by Delaware corporations places undue weight on the number of authorized but unissued shares of capital stock, such that the tax is determined without regard to the profitability or overall size of the company being taxed. As a result, the Company had to pay the maximum Delaware franchise tax in 2015, and will most likely have to pay the maximum in future years under its current capital structure. The Company has a large number of authorized but unissued Common Stock and Preferred Stock, which it has realistic plans of issuing in the foreseeable future. Therefore, the Board of Directors determined that it was advisable to reduce its authorized shares down to a realistic level in order to reduce its Delaware franchise taxes this fiscal year and for future years.

Advantages and Disadvantages of Decreasing Authorized Shares

There are certain advantages and disadvantages of voting for a decrease in the Company’s authorized Common Stock and Preferred Stock. The only advantage is the fact that the Company will pay lower Delaware franchise taxes in 2016 and future years. The only disadvantage is that the Company will have to incur the expense and delay of obtaining shareholder approval of a further amendment to its Certificate of Incorporation in future years in the event it wants or needs to issue shares of Common Stock or Preferred Stock in excess of the number that will be authorized after the Decrease Amendment is filed.